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                                                                   EXHIBIT 99-23
                           THE DETROIT EDISON COMPANY

                               Offer to Exchange

                             % Quarterly Income Debt Securities
                                   (QUIDS(SM))
         (Junior Subordinated Deferrable Interest Debentures Due 2025)

                                   for up to

                          4,200,000 DEPOSITARY SHARES,

                              each representing a

                              ONE-QUARTER INTEREST

                               in a Share of its

                    CUMULATIVE PREFERRED STOCK, 7.75% SERIES
- --------------------------------------------------------------------------------

         THE EXCHANGE OFFER, THE PRORATION PERIOD AND WITHDRAWAL RIGHTS
                  WILL EXPIRE AT 5:00 P.M. NEW YORK CITY TIME,
                       ON JULY   , 1995, UNLESS EXTENDED.
- --------------------------------------------------------------------------------

To Our Clients:

     Enclosed for your consideration are the Prospectus dated June   , 1995 (the
"Prospectus") and the related Letter of Transmittal (which, together with the Prospectus, constitute the "Exchange Offer") whereby The Detroit Edison Company, a Michigan corporation (the "Company"), is offering to exchange up to
$105,000,000 aggregate principal amount of its      % Quarterly Income Debt
Securities ("QUIDS") for up to 4,200,000 depositary shares (the "Depositary Shares"), each representing a one-quarter interest in a share of the Cumulative Preferred Stock ($100 par value), 7.75% Series, of the Company, upon the terms and subject to the conditions set forth in the Exchange Offer.

     The QUIDS are offered in minimum denominations of $25 and integral multiples thereof, and the Depositary Shares have a liquidation preference of $25 per share. Consequently, the Exchange Offer will be effected on a basis of $25 principal amount of QUIDS for each Depositary Share validly tendered and accepted for exchange. See "The Exchange Offer -- General" in the Prospectus.

     We are the registered holder of the Depositary Shares held by us for your account. A TENDER OF SUCH DEPOSITARY SHARES CAN BE MADE ONLY BY US AS THE REGISTERED HOLDER AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER DEPOSITARY SHARES HELD BY US FOR YOUR ACCOUNT.

     We request instructions as to whether you wish us to tender any or all Depositary Shares held by us for your account, upon the terms and subject to the conditions set forth in the Exchange Offer.

     Your instructions to us should be forwarded as promptly as possible in order to permit us to tender Depositary Shares in accordance with the provisions of the Exchange Offer. THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK
TIME, ON JULY   , 1995, UNLESS EXTENDED.

     WE URGE YOU TO READ THE ENCLOSED PROSPECTUS CAREFULLY BEFORE CONVEYING YOUR INSTRUCTIONS TO US.

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(SM) QUIDS is a service mark of Goldman, Sachs & Co.
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     If you wish to have us tender any or all of your Depositary Shares, please so instruct us by completing, executing, detaching and returning to us the instruction form set forth in the next page of this letter. An envelope to return your instructions to us is enclosed. If you authorize us to tender your Depositary Shares, all such Depositary Shares will be tendered, unless otherwise specified on the next page of this letter. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN SUFFICIENT TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE EXCHANGE OFFER.
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                          Instructions with Respect to

                           THE DETROIT EDISON COMPANY

                               Offer to Exchange
                          % Quarterly Income Debt Securities
                                   (QUIDS(SM))
         (Junior Subordinated Deferrable Interest Debentures Due 2025)
                                   for up to
                          4,200,000 DEPOSITARY SHARES,
                              each representing a
                              ONE-QUARTER INTEREST
                               in a Share of its
                    CUMULATIVE PREFERRED STOCK, 7.75% SERIES

     The undersigned acknowledge(s) receipt of your letter enclosing the
Prospectus dated June   , 1995 (the "Prospectus") and the related Letter of
Transmittal (which, together with the Prospectus, constitute the "Exchange Offer") relating to the offer by The Detroit Edison Company, a Michigan corporation (the "Company"), to exchange up to $105,000,000 aggregate principal
amount of      % Quarterly Income Debt Securities ("QUIDS") for up to 4,200,000
depositary shares (the "Depositary Shares"), each representing a one-quarter interest in a share of its Cumulative Preferred Stock ($100 par value), 7.75% Series (the "Preferred Stock"), of the Company, upon the terms and subject to the conditions set forth in the Exchange Offer.

     This will instruct you to tender the Depositary Shares indicated below held by you for the account of the undersigned, pursuant to the terms and subject to the conditions set forth in the Exchange Offer.

                                                           SIGN HERE
- ---------------------------------------------

 Depositary Shares which are to be
Tendered:
 (1)                    Number of Shares
    --------------------
 (2)               Number of Shares Tendered
    --------------
 (only if different amount from column (1))*

- ---------------------------------------------


                                                     ----------------------------------------

                                                     ----------------------------------------
                                                                   Signature(s)

                                                     ----------------------------------------

Dated:                , 1995                         ----------------------------------------
                                                        Names(s)              (Please Print)

                                                     ----------------------------------------
                                                                     Address

                                                     ----------------------------------------
                                                                     Zip Code

                                                     ----------------------------------------
                                                           Area Code and Telephone No.

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*  Unless otherwise indicated, it will be assumed that all Depositary Shares listed in column (1) are to be tendered.

(SM) QUIDS is a service mark of Goldman, Sachs & Co.